UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2011

THE HOWARD HUGHES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)
One Galleria Tower
13355 Noel Road, Suite 950
Dallas, Texas 75240
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     At the annual meeting of stockholders held on June 22, 2011, the stockholders elected The Howard Hughes Corporation’s Board of Directors (the “Board”) and voted upon two Board proposals contained within our Proxy Statement dated May 11, 2011.
     The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes
William Ackman	24,087,991	194,948	4,142	0
David Arthur	24,220,474	37,576	29,031	0
Adam Flatto	24,175,791	81,745	29,545	0
Jeffrey Furber	24,172,440	84,280	30,361	0
Gary Krow	24,107,149	149,471	30,461	0
Allen Model	24,061,149	195,761	30,171	0
R. Scot Sellers	24,176,621	80,336	30,124	0
Steven Shepsman	23,784,160	472,750	30,171	0
David R. Weinreb	24,062,836	195,164	29,081	0
     The stockholders voted on the following proposals and cast their votes as described below:

				Broker Non-
Proposal	For	Against	Abstentions	Votes
An advisory (nonbinding) vote on the compensation of the named executive officers	24,159,577	117,841	9,663	0

					Broker Non-
Proposal	1 Year	2 Years	3 Years	Abstentions	Votes
An advisory (nonbinding) vote on the frequency of executive compensation advisory votes (1)	8,848,801	114,758	15,313,613	9,909	0
(1)	Based upon the results of this proposal, the Board has decided to include an advisory vote on the compensation of executives in its proxy materials on triennial basis until the next required vote on frequency. However, the Board expects to continue to evaluate the matter and based on that evaluation may decide to provide for an advisory vote more frequently.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION
By:	/s/ Peter F. Riley
Peter F. Riley
Senior Vice President, Secretary and General Counsel

Date: June 27, 2011